EXHIBIT 10.86



                           L E A S E  A G R E E M E N T




BY AND BETWEEN:



                       CEDAR BROOK CORPORATE CENTER, L.P.


                                               "Landlord"



                       - and -



                       TRANSCELL TECHNOLOGIES, INC.


                                               "Tenant"







PREMISES:         8 Cedar Brook Drive
                  Cranbury, New Jersey 08512






DATED: September 19, 1996









                                TABLE OF CONTENTS

1.       LEASED PREMISES........................................................................................  1
         ---------------

2.       TERM OF LEASE..........................................................................................  3
         -------------

3.       CONSTRUCTION...........................................................................................  3
         ------------

4.       RENT................................................................................................... 11
         ----

5.       PARKING AND USE OF EXTERIOR AREA....................................................................... 13
         --------------------------------

6.       USE.................................................................................................... 13
         ---

7.       REPAIRS AND MAINTENANCE................................................................................ 13
         -----------------------

8.       COMMON AREA EXPENSES, TAXES AND INSURANCE.............................................................. 16
         -----------------------------------------

9.       SIGNS.................................................................................................. 21
         -----

10.      ASSIGNMENT AND SUBLETTING.............................................................................. 22
         -------------------------

11.      FIRE AND CASUALTY...................................................................................... 22
         -----------------

12.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS............................................................ 24
         -------------------------------------------

13.      INSPECTION BY LANDLORD................................................................................. 28
         ----------------------

14.      DEFAULT BY TENANT...................................................................................... 28
         -----------------

15.      LIABILITY OF TENANT FOR DEFICIENCY..................................................................... 31
         ----------------------------------

16.      NOTICES................................................................................................ 31
         -------

17.      NON-WAIVER............................................................................................. 32
         ----------

18.      RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS................................................... 32
         ----------------------------------------------------

19.      NON-LIABILITY OF LANDLORD.............................................................................. 32
         -------------------------

20.      RESERVATION OF EASEMENT................................................................................ 33
         -----------------------

21.      STATEMENT OF ACCEPTANCE................................................................................ 33
         -----------------------

22.      FORCE MAJEURE.......................................................................................... 33
         -------------

23.      STATEMENTS BY LANDLORD AND TENANT...................................................................... 33
         ---------------------------------

24.      CONDEMNATION........................................................................................... 34
         ------------

25.      LANDLORD'S REMEDIES.................................................................................... 34
         -------------------

26.      QUIET ENJOYMENT........................................................................................ 35
         ---------------

27.      SURRENDER OF PREMISES.................................................................................. 35
         ---------------------

28.      HOLDOVER............................................................................................... 36
         --------








29.      INDEMNITY.............................................................................................. 36
         ---------

30.      LEASE CONSTRUCTION..................................................................................... 37
         ------------------

31.      BIND AND INURE CLAUSE.................................................................................. 38
         ---------------------

32.      INCLUSIONS............................................................................................. 38
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33.      DEFINITION OF TERM "LANDLORD".......................................................................... 38
         -----------------------------

34.      COVENANTS OF FURTHER ASSURANCES........................................................................ 38
         -------------------------------

35.      COVENANT AGAINST LIENS................................................................................. 39
         ----------------------

36.      SUBORDINATION.......................................................................................... 39
         -------------

37.      EXCULPATION OF LANDLORD................................................................................ 39
         -----------------------

38.      SECURITY............................................................................................... 40
         --------

39.      BROKERAGE.............................................................................................. 40
         ---------

40.      LATE CHARGES........................................................................................... 40
         ------------

41.      OPTION TO RENEW........................................................................................ 40
         ---------------

42.      RIGHT TO LEASE ADDITIONAL SPACE........................................................................ 42
         -------------------------------

43.      MEMORANDUM OF LEASE.................................................................................... 43
         -------------------












                  AGREEMENT, made September 19, 1996, between CEDAR BROOK CORPORATE CENTER, L.P., 1000 Eastpark Blvd., Cranbury, New Jersey 08512, "Landlord"; and TRANSCELL TECHNOLOGIES, INC., 2000 Cornwall Rd., Monmouth Junction, NJ 08852, "Tenant".

                              W I T N E S S E T H :


                  WHEREAS, the Landlord intends to lease to the Tenant a portion of 8 Cedar Brook Drive, Cranbury, New Jersey 08512, constituting a portion of the office/industrial park known as CEDAR BROOK CORPORATE CENTER ("Office Park"); and
                  WHEREAS, the parties hereto wish to mutually define their rights, duties and obligations in connection with the said lease;
                  NOW THEREFORE, in consideration of the promises set forth herein, the Landlord leases unto the Tenant and the Tenant rents from the Landlord the Leased Premises described in Paragraph 1, and the Landlord and Tenant do hereby mutually covenant and agree as follows:

         1.       LEASED PREMISES
                  1.1 The leased premises shall consist of approximately 32,500 square feet, measured from outside of glass to center line of common wall, but no less than 30,000 square feet; consisting of approximately 29,300 square feet of laboratory/office space, plus 3,200 square feet of executive offices, all as identified on the plan attached hereto and made a part hereof as Schedule "A", ("Leased Premises") together with all improvements to be constructed thereon by the Landlord for the use of the Tenant, and all improvements, tenements, hereditaments, fixtures and rights and privileges appurtenant thereto, and any and all fixtures and equipment which are to be installed in said building by the Landlord for the use of the Tenant in its occupancy of the Leased Premises and any expansion phases. Tenant shall also have the right to use all common areas of the Office Park in a similar manner as other Office Park tenants.








                  1.2 Tenant shall have an option to expand the Leased Premises by renting all, or a portion of the adjacent areas identified on Schedule "A" as Phases 2A and 2B, in no less than 4,800 square foot increments (except for the final increment which may be less), by providing Landlord with written notice within 2 years of the Commencement Date, as defined hereafter, and paying
Landlord the Reservation Fee set forth in Paragraph 4.1. If Tenant, at its option, leases all or a portion of Phase 2, Tenant shall continue to pay the Reservation Fee for any area of Phase 2 that it does not lease, for the remainder of the two year period. If Tenant leases any of Phase 2B, then Tenant must either exercise its option on Phase 2A no later than the end of the two year period or be obligated to pay full rent for Phase 2A after the end of the 2 year period; provided, however, if Tenant does not then construct improvements, it shall pay a reduced rent for said expansion phase of $9.00 for an additional 12 months. Tenant shall still be entitled to the $40.00 allowance referred to in Paragraph 3.1(d) when and if it decides to construct improvements and shall pay rent at the rental rate as shown in Paragraph 4.2 for Months 19-24 plus the sum of $0.55 per square foot. If Tenant rents only a portion of Phase 2 during the 2 year option period, the remaining portion of Phase 2 shall continue to be subject to the option for the remaining balance of the 2 year period. In addition, if Tenant leases any portion of Phase 2, it may elect to reserve a corresponding amount of space in Phase 3, contiguous to Phase 2, and pay the $5/sq. ft. Reservation Fee as set forth in Paragraph 4.2 for that space.
                  1.3 In the event Tenant leases Phase 2, it shall have a second option to lease any remaining portion of Phase 3 not then under reservation, by notifying Landlord and paying the Reservation Fee for such remaining portion.
                  1.4 In the event Tenant leases Phases 2 and 3, it shall have a further option to lease Phase 4, which option shall be exercisable at any time during the term of this Lease. Tenant shall provide Landlord with written notice exercising its option and Landlord shall then have a period of up to 1 year after notice to deliver said space to Tenant. If said space is leased to another tenant, then Landlord shall pay the cost to relocate the other tenant. The Tenant shall lease Phase 4 in its "as is", broom



                                        2





clean condition, and at the then market rent for comparable space in the vicinity; however, if the parties cannot agree, then standard appraisal methods shall be used.
                  1.5 To the extent that Tenant leases any of the expansion Phases, that space shall be included within the definition of Leased Premises and be coterminous with the term thereunder. Any construction work performed and/or machinery, fixtures and equipment installed in the expansion Phases by Landlord shall be included within the definition of Tenant Improvements as hereinafter defined.

         2.       TERM OF LEASE
                  The term of the Lease shall be 10 years, to commence on the "Commencement Date" (as that term is hereinafter defined) and to end on the last day of the month in which occurs the 10th anniversary of the Commencement Date. The term "Commencement Date" shall mean the later of (x) April 1, 1997 or (y) the first day of the next succeeding month following the occurrence of all of the following conditions:
                  (a) Landlord shall have achieved Substantial Completion (as that term is defined in Section 3.2 hereof);
                  (b) All parking and Exterior areas of the Building shall be usable by Tenant;
                  (c) All utilities to be furnished by Landlord shall be available to the Leased Premises; and
                  (d) Cranbury Township shall have issued a letter stating that Tenant's use is permitted in the zone.

         3.       CONSTRUCTION
                  3.1 (a) Landlord shall complete the building shell in a competent and workmanlike manner and in accordance with plans being prepared by The Kellner Group, Architects and CEC, Inc., Structural Engineers ("Base Building Plans"). Landlord shall complete the construction of the Leased Premises in a competent and workmanlike manner and in accordance with plans and specifications ("Plans") to be prepared by Ewing Cole Cherry Brott, which Plans shall be in substantial accordance with the specifications set forth in Schedule "B" and the Plans attached as Schedule "C" which Plans may be amended from time to time by the mutual agreement of both parties. Landlord shall use its best



                                       3





efforts to achieve Substantial Completion, as hereinafter defined, on or before May 1, 1997. Unless specifically revised by both parties, Schedule "B" assumes the size of the laboratory/office space portion of the Leased Premises to be 30,000 square feet and has been developed based on the type and quality of work set forth in the Jacobs Wyper plans and specifications for Phase 1 of 3000 Eastpark Blvd., Cranbury, NJ. The improvements, machinery, fixtures and equipment to be constructed and installed by Landlord, pursuant to this Paragraph 3, are hereafter referred to as the "Tenant Improvements". In the event the number of square feet leased by Tenant increases or decreases then the quantity of materials shall be adjusted. Said Plans will be designed for a minimum area of 47,000 square feet of the building so that the parties will know where Tenant's expansion is intended to occur in the event it exercises its option to lease Phases 2A and 2B. Approximately 32,500 square feet will be designed completely, with the balance designed schematically, including mechanical and electrical support rooms. Tenant shall deliver to Landlord a complete set of Plans with which Landlord can obtain a building permit by the later of 30 days after the completion of the erection of the structural steel, or November 1, 1996. In the event that Tenant does not meet these dates, Tenant shall be responsible to Landlord from that date for monthly rent of $21,667 until Plans are delivered, prorated on a per diem basis. The monthly rent shall accrue, but not be payable, provided the Plans are delivered prior to February 1, 1997, and shall be paid by Tenant in a lump sum on the Commencement Date. If the Plans are not delivered by February 1, 1997, then Tenant shall, on that date, pay to Landlord all of the monthly rent that has then accrued. Thereafter, Tenant shall pay the monthly rent of $21,667, in arrears prorated as provided above, until it delivers the Plans to Landlord.
         Landlord has prepared the Base Building Plans and has provided Tenant with the said Plans dated August 28, 1996 prepared by The Keller Group and the preliminary/final site plan drawings dated June, 1996 prepared by Kupper Associates and a list of building specifications as set forth in Schedule "D". Landlord shall be responsible for the construction at its sole cost and expense of the base building in conformance to the Base Building Plans. Landlord will use reasonable efforts to keep Tenant advised of the progress of the building construction, and the approval of same and of the Plans by the local



                                       4





governmental authorities, and will provide Tenant with benchmark drawings and design parameters for the building. Tenant shall notify Landlord of any changes it desires to make to the Base Building Plans and shall bear all cost of such changes. In the event any change requested by Tenant causes a delay in time, such delay shall extend Landlord's time to perform hereunder.
         Tenant shall contribute toward the cost of construction of the Phase I laboratory/office space, as defined in Schedule "A", the amount of $800,000. The $800,000 shall be paid by Tenant upon Substantial Completion (as defined in Paragraph 3.2) less 5% which shall be withheld until completion of the punch items. Tenant shall also provide Landlord with an unconditional letter of credit for $800,000 substantially in accordance with the form attached as Schedule "E" within 30 days of execution of this Lease which will be promptly returned to Tenant if it pays said sums as contemplated herein. Subject to Paragraph 3.1(b), any cost over $800,000 shall be paid by Landlord. The $800,000 shall be adjusted up or down based on the ratio of actual square footage of laboratory/office space, excluding executive offices as referred to in Paragraph 1.1., leased to the 30,000 square foot design standard for laboratory/office space. At Tenant's request, Landlord will provide Tenant with documentation to support Tenant's $800,000 contribution to the cost of Tenant Improvements.
         In addition, Landlord shall provide Tenant with an allowance for Tenant Improvements for the executive offices of $50 per square foot, i.e., $50/sq. ft. x 3200 sq. ft. = $160,000. Upon receipt of Plans from Tenant showing the complete design of the executive offices, Landlord will provide, in writing, within 10 business days, an estimated cost to construct the executive offices. If such cost exceeds $50/sq. ft., then Tenant shall have the option, within 30 days after receipt of Landlord's estimate, to have its own professional estimator or construction consultant confirm the per square foot price. If the price is confirmed, then Tenant shall, still within said 30 day period, revise the Plans to reduce the cost or advise Landlord to commence construction. If Tenant's estimator or consultant feels that the per square foot price is too high, then the parties shall negotiate in good faith to attempt to achieve a cost of $50/sq. ft.



                                       5





         In determining the construction cost set forth above, for all authorized deviations from Schedule B and costs in excess of the $50/sq. ft. allowance for the executive offices and change orders referred to in Paragraph 3.1(c), the actual cost charged by subcontractors, material suppliers and/or governmental authorities shall be marked up for general conditions, overhead and profit as set forth below:

                 Billing Cost = Actual Cost x 1.02 x 1.08 x 1.05

         After the Plans are delivered by Tenant, any changes shall be governed by Paragraph 3.1(c).

                           (b) In the event Tenant or its architect  adds to the
scope, quantity or quality of construction described in Schedule B, such additional cost up to a maximum of $500,000, shall be paid by Tenant, through an increase in rent. Tenant shall elect the method of paying the increase prior to the Commencement Date of this Lease by choosing one of the following options:
                                    (i)     to fully amortize the increased cost
                                            over the  first 5 years of the lease
                                            term,     beginning     from     the
                                            Commencement  Date,  at the interest
                                            rate  on the  date  of  election  of
                                            either 500 basis  points  over the 5
                                            year  Treasury bill rate or the Wall
                                            Street Journal  published prime rate
                                            plus 3%; or
                                    (ii)    to amortize the increased  cost over
                                            the 10 year  lease  term,  beginning
                                            from the  Commencement  Date, at the
                                            interest   rate   on  the   date  of
                                            election of either 500 basis  points
                                            over the 5 year  Treasury  bill rate
                                            or the Wall Street Journal published
                                            prime  rate plus 3%,  with a balloon
                                            payment  of  the  total  unamortized
                                            amount  due at the end of the  fifth
                                            lease year;

If such additional cost exceeds $500,000, Tenant shall pay the amount in excess of $500,000 within 10 days of the date billed by Landlord.
                           (c)  Any  change   orders   that  do  not  delay  the
Completion Date and that increase or decrease the cost of the Tenant Improvements and that are desired by Tenant after the Plans are delivered shall not be effective unless approved, in writing, by



                                       6





both parties, and such approval by Landlord shall not be unreasonably withheld or delayed and such cost shall be borne by Tenant and paid for as set forth in Subparagraph 3.1(b);
                           (d) In the event Tenant  leases any of the  expansion
Phases, Landlord shall be responsible for constructing the Tenant Improvements to said space provided that Landlord has performed in substantial accordance with the construction provisions set forth in this Lease, and the expansion Phases are not specialized, scientific space not generally constructed by general contractors experienced in laboratory construction. Tenant shall deliver the construction plans for said space and Landlord agrees to develop a schedule and cost budget for the expansion Phase and deliver same to Tenant within 15 business days after receipt of the construction plans. Tenant, at its option, may accept such schedule and budget or may use the services of a professional estimator or construction consultant to review the schedule and cost budget with Landlord. If Landlord and Tenant cannot agree, Landlord will be given 3 business days after receipt of written notice from Tenant of the disagreement to match the schedule and cost budget provided by Tenant's consultant. If Landlord chooses not to accept the schedule and cost budget, Tenant shall competitively bid the project using general contractors that have experience in the type of project being undertaken. After such bids are received, Tenant shall provide them to Landlord and Landlord shall have 5 business days after receipt to match the bid chosen by Tenant. If Landlord elects to match said bid, it shall perform the construction in accordance with the terms of the bid including reasonable timing and guarantee terms. If Landlord is to perform said construction, the Reservation Fee shall terminate in accordance with the terms of Paragraph 4.2 and rent shall commence upon Substantial Completion in accordance with the terms of Paragraph 3.2. If Landlord does not match such bid, Tenant shall be free to accept the outside bid. Landlord shall also have the right to approve the outside contractor, which approval shall not be unreasonably withheld or delayed, inspect the work as it progresses and receive a fee of 2.5% of the total job cost. Rent shall commence for said Phase, or part thereof, on the earlier of 6 months after Tenant elects to retain the outside contractor, or occupancy, at which time the Reservation Fee shall terminate.



                                       7





         Regardless of who performs the construction on the expansion Phases, Landlord shall provide Tenant with an allowance for improvements of $40/sq. ft. The actual cost of construction shall be paid by the Landlord and Tenant as incurred relative to the amount by which the anticipated construction cost exceeds $40.00 until Tenant's allowance of $40.00 per square foot has been fully utilized. For example, if the anticipated construction cost is $120/sq. ft., the construction costs shall be paid 1/3 by Landlord and 2/3 by Tenant on a monthly basis until the Tenant allowance has been fully utilized. Thereafter, Tenant shall be responsible for the full payment of all construction costs. Tenant's Architect shall certify to Landlord that the construction for which Tenant seeks payment has been completed. If actual costs are less than the anticipated construction costs, then at the conclusion of construction, Landlord shall pay Tenant any unpaid balance of the $40.00 allowance. If Landlord does not pay all or part of the $40.00 allowance, within 60 days of the date Landlord receives an invoice, Tenant may offset said amount against rent. Said costs shall include actual fees for consultants, contractors, subcontractors, material suppliers and governmental authorities, and the installed cost and related construction costs of all of the tenant improvements shown on the expansion plans, including but not limited to such items as trash removal related to tenant improvements.
         If Landlord is to construct the expansion Phases, representatives of each party shall inspect the site no less frequently than every 2 weeks and verify and agree that work has been completed in a manner acceptable to both Landlord and Tenant. Landlord will then prepare an invoice for work completed (less Landlord's proportionate share), and Tenant shall pay the same within 10 business days of receipt. Landlord shall be responsible for paying $40/sq. ft. for Tenant Improvements to the expansion Phases and Tenant shall bear the balance of the cost. For example, if the cost is determined to be $137/sq. ft., Landlord shall pay $40 and Tenant shall pay $97. In the event the payment is not received by Landlord within the specified time, interest shall accrue on the unpaid balance at an interest rate of 1% per month.
                           (e) During construction of the Leased Premises or any
expansion Phases, Tenant shall have access in order to install its own equipment provided:



                                       8





                                    (i)     it    delivers    to    Landlord   a
                                            certificate  of  insurance  for  the
                                            coverage set forth in Paragraph 8.5;
                                            and

                                    (ii)    it shall  coordinate  its work  with
                                            the work being performed by Landlord
                                            so   that   there    shall   be   no
                                            unreasonable    interference   with,
                                            delay or interruption of, Landlord's
                                            work.
                           (f) All  construction of expansion Phases by Landlord
shall be done in a competent and workmanlike manner, in accordance with Tenant's plans and specifications and the cost and timing schedule agreed to by Landlord. At Tenant's request, Landlord will provide Tenant with documentation to support Tenant's $800,000 contribution to the cost of Tenant Improvements.
                  3.2 The Leased Premises and any expansion Phases, if constructed by Landlord, shall be considered substantially completed, and rent payments shall commence, upon the issuance of a Temporary or Permanent Certificate of Occupancy, or a Temporary or Permanent Certificate of Acceptance ("CO/CA") provided that any Temporary CO/CA is not revoked or does not limit Tenant's use and is promptly followed by a Permanent CO/CA; and when the machinery, equipment and fixtures to be installed by Landlord are operable so that Tenant can conduct its customary business activities ("Substantial Completion") but for the initial Leased Premises, not before April 1, 1997. It is agreed that for the purpose of this Lease, wherever and whenever the term Substantial Completion is used, it shall not include items of maintenance, service or guarantee. Within 30 days after occupancy, Tenant will provide Landlord with a punch list of items to be corrected which will be completed by Landlord within 60 days of receipt of the punch list. Tenant and Landlord shall execute a confirmation of Lease Commencement Date in the form of Schedule "F". If the Commencement Date occurs on a day other than the first day of a month, rent from such day until the first day of the following month shall be prorated (at a rate of 1/30th of the monthly rent per day). During said period of partial monthly occupancy, all other terms and conditions of this Lease shall apply.
                  3.3 Landlord acknowledges and agrees that Tenant will suffer financial loss, the exact extent of which is difficult to determine, if the Leased Premises are not



                                       9





Substantially Completed by May 1, 1997 subject to extension for Tenant's failure to deliver Plans in a timely manner as set forth in Paragraph 3.1(a) and Paragraph 22, Force Majeure. In connection with the foregoing, if the Tenant Improvements are not Substantially Completed by June 1, 1997, Landlord shall be liable for and shall promptly pay to Tenant at the end of the month, as Stipulated, Fixed, Agreed Upon and Liquidated Damages (and not as a penalty) $20,000. If the Leased Premises are not Substantially Completed on or before July 1, 1997, Landlord shall promptly pay to Tenant, on July 3, 1997 and at the end of each month thereafter, an additional $30,000 for each month or prorated portion thereof that the Tenant Improvements are not Substantially Complete. Said monthly sum of $30,000 shall continue to be paid by Landlord until October 1, 1997. After November 15, 1997, Tenant shall have the right to terminate this Lease if Substantial Completion has not been achieved. Upon termination, Landlord shall promptly return to the Tenant, the letter of credit referred to in Paragraph 3.1(a).
                  3.4 The Landlord shall have the right to substitute for the materials and equipment required by the Plans, materials and equipment of equal quality and standard, provided said substitutions are requested in writing and conform with applicable building codes and Tenant or its designee has consented in writing to the substitution, which consent shall not be unreasonably withheld or delayed. If Tenant does not reply to Landlord within 3 business days, it shall be determined to have approved the change.

                  3.5 With regard to the initial Leased Premises, Landlord shall, within 10 days of date Tenant requests, waive, in writing, all rights or liens on Tenant's equipment, such as analytical and synthesis instruments, portable cold rooms, refrigerators, freezers, items mounted on bench tops and any equipment which is bolted to the structure or walls for added stability, which Tenant has leased. With regard to the expansion Phases, Landlord agrees to, within 10 days of date Tenant requests, waive, in writing, all rights or liens on Tenant's equipment or trade fixtures such as fume hoods, case work, refrigerators, freezers, biosafety cabinets, analytical and synthesis instruments, items mounted on bench tops and any equipment which is bolted to the structure or walls for added stability which Tenant has leased. The waiver shall not apply to any building improvements made by, or



                                       10





on behalf of Tenant, such as permanently installed cold rooms, HVAC equipment and ducts, plumbing, electrical or units related thereto.

         4.       RENT
                  4.1 The Original Base Rent for the Leased Premises shall be calculated based on the following annual rates per square foot:

==================  ============================  ============================  ========================================
       Years              Laboratory/Office             Executive Office               Phase 2 (if not occupied)
------------------  ----------------------------  ----------------------------  ----------------------------------------
        1-5                     27.30                         16.75                      5.00* for 2 years only
       6-10                     28.00                         18.43                              -------
==================  ============================  ============================  ========================================
                            *This sum shall include common area maintenance and real estate taxes.

         In the event Tenant occupies the 32,500 square feet contemplated at the execution of this Lease, the rent on the Commencement Date shall be:



        29,300 sq. ft. laboratory/office                       $799,890
         3,200 sq. ft. executive office                          53,600
        14,510 sq. ft. Phase 2 (Reservation Fee)                 72,550
                                                               --------
                                                               $926,040

payable in equal monthly installments in the sum of $77,170. In the event the actual space occupied at the Commencement Date varies from 32,500 square feet, the rent shall be adjusted based on the rental rates per square foot set forth above.
                  4.2 Unless a third party performs the construction, the $5/sq. ft. rent ("Reservation Fee") for Phase 2, or part thereof, and Phase 3, or part thereof, if applicable pursuant to Paragraph 1.2, shall continue until (i) 30 days after Tenant gives written notice that it is cancelling its option to lease such space; (ii) the receipt by Landlord from Tenant of notice that it has chosen Landlord to perform the construction and permittable construction documents for the Phase to be constructed; or (iii) the expiration of the two year period. However, if Tenant stops paying the Reservation Fee, it shall still have the Right of First Refusal set forth in Paragraph 42 for Phase 2, or part thereof, for an additional number of months equal to the number of months that it had paid the Reservation Fee. Except as provided in Paragraph 42.4, in the event Tenant leases any



                                       11





or all of Phase 2, the annual rent per square foot shall be as set forth in the table below, pro rated for a partial month, and such rent shall be added to the Original Base Rent.

                         Dollar Amount/Sq. Ft.
                         Number of Months from Commencement Date to Occupancy of Phase 2

        Lease Year             Months 1-6           Months 7-12           Months 13-18              Months 19-24
   -------------------------------------------------------------------------------------------------------------
          1 - 5                    $15.22                $15.47                 $15.74                    $16.06
          6 - 10                   $16.74                $17.02                 $17.31                    $17.67
   11 - 15 (option yrs.)           $16.74                $16.74                 $16.74                    $16.74
   16 - 20 (option yrs.)           $18.41                $18.41                 $18.41                    $18.41

Except as provided in Paragraph 42.4, the rental rate for Phase 3, or part thereof, shall be as set forth above for Phase 2, Months 19-24, increased by 2% annually until the commencement date of Phase 3, or part thereof. The $40/sq. ft. tenant allowance shall also be increased annually by 2%.
                  4.3 Rental payments shall be made promptly in advance on the first day of each and every month during the term of the Lease without demand and without off-set or deduction, except as otherwise set forth herein or if Tenant obtains a money judgment against Landlord, together with such additional rent and other charges required to be paid by Tenant as are hereinafter set forth, all of which charges shall be considered additional rent. Tenant shall pay as additional rent, the amounts required in Paragraph 8. If any amount due to Tenant pursuant to Paragraph 3.3 is not paid within 30 days of the date due, Tenant shall have the right to set off said sum against any rent due hereunder.

         5.       PARKING AND USE OF EXTERIOR AREA
                  The Tenant shall have the right to use the parking spaces for their employees and visitors on a non-exclusive basis in common with other tenants of the building. Landlord will provide 4 visitor and 2 reserved signs for Tenant to use, but shall not monitor parking in the spaces. The Landlord and Tenant mutually agree that they will not block, hinder or otherwise obstruct the access driveways and parking areas so as to impede the free flow of vehicular traffic on the property. If Tenant leases the expansion Phases, additional visitor and



                                       12





reserved signs will be provided in reasonable proportion to the additional space leased. In connection with the use of the loading platforms, if any, Tenant agrees that it will not use the same so as to unreasonably interfere with the use of the access driveways and parking areas. Tenant shall not store trailers or other vehicles on any portion of the access driveways or parking areas, and may not utilize any portion of the land outside of the Leased Premises for any purpose unless consented to in advance by Landlord.

         6.       USE
                  The Tenant covenants and agrees to use and occupy the Leased Premises for office, general laboratory, manufacturing, marketing, pharmaceutical and bio-technical research and development, or any combination of the foregoing, which uses are expressly subject to all applicable zoning ordinances, rules and regulations of any governmental instrumentalities, boards or bureaus having jurisdiction thereof. Prior to Substantial Completion of Leased Premises, Landlord will obtain and deliver to Tenant a letter from the Township that the Tenant's initial use of the building is permitted under the Township ordinances. Landlord represents that there are no recorded documents that would prevent Tenant's contemplated use of the Leased Premises.

         7.       REPAIRS AND MAINTENANCE
                  7.1 (a) Subject to Paragraph 7.1(b), Tenant shall generally maintain and repair the Leased Premises in a good and workmanlike manner, and shall, at the expiration of the term, deliver the Leased Premises in good order and condition, damages by fire or casualty, whether or not Tenant has been negligent, the elements or other causes outside the control of Tenant and ordinary wear and tear excepted. Tenant covenants and agrees that, subject to Paragraph 8.6 hereof, it shall not cause or permit any waste, damage or disfigurement to the Leased Premises, or permit the load factor on the slab on grade to exceed 150 p.s.i. The Tenant shall make all repairs to the floor surface, the electrical and plumbing systems located within the Leased Premises, both above and below the floor, including all ballasts and fluorescent fixtures and HVAC system, unless the repair



                                       13





is the result of the negligence of Landlord, its agents, contractors, employees, tenants or invitees.
                           (b)    Landlord    shall   assign   to   Tenant   all
manufacturer's warranties for Tenant Improvements and Tenant agrees to rely on said warranties in the event of any problem with such covered items. Notwithstanding the foregoing, in the event any Tenant Improvements installed or constructed by Landlord are not covered by a warranty or the party providing the warranty does not adequately respond, then Landlord shall guarantee the proper operation and performance of those Tenant Improvements for a period of one year after Substantial Completion of the applicable work, except for items of normal maintenance and provided that the problem was not caused by Tenant's negligence, lack of maintenance or incorrect maintenance. For the first 60 days after Substantial Completion, the Landlord will perform all routine maintenance on the HVAC System. Landlord shall be responsible for good and workmanlike repairs and replacements necessary to the roof, foundation, exterior and load-bearing walls and other structural elements, and electric, plumbing and other building systems to the point where they enter the Leased Premises, unless, and to the extent the repair is necessitated by the negligence of Tenant or its agents, and the cost thereof is not covered by Landlord's insurance, or the insurance Landlord is required to carry under this Lease, (without taking into account any deductible) whichever is greater. Repairs and replacements shall be made within a reasonable time after Landlord receives notice or has actual knowledge of the need for such repair or replacement.
                  7.2 The Tenant shall, at its own cost and expense, pay all utility meter and service charges for utilities used by Tenant in the Leased Premises, including gas and electric servicing its space. Landlord shall have the option to install, at its own cost, a separate water meter in order to monitor Tenant's water usage. The Tenant agrees to maintain all leased areas at a minimum temperature of 45 degrees Fo, excluding cold rooms or other rooms designated for a lower temperature, to prevent the freezing of domestic water and sprinkler pipes



                                       14





provided Tenant shall not be liable if gas or electrical service to the Building has been interrupted for a reason not caused by Tenant. Tenant shall not store any garbage or recyclables outside the Leased Premises, and shall deliver its garbage and recyclables to the central receiving area on the lot.
                  7.3 Landlord shall provide the following during the term of this Lease:
                           (a)  Continually   cooperate   with  Public   Service
Electric and Gas to have Public Service Electric and Gas provide gas and electrical service to the point where it enters the Leased Premises for Tenant's permitted uses, as specified in the Plans approved by Public Service Electric & Gas;
                           (b) Extermination and pest control when necessary;
                           (c) 24-hour access to the Leased Premises;
                           (d) Water  facilities  to the point  where they enter
the Leased Premises for lavatory, drinking and cleaning purposes; and
                           (e)  Maintenance  of the  common  areas of the Office
Park, in a manner similar to other office parks in the area, with the cost to be passed on to Tenant as set forth in Paragraph 8.
                  7.4 Landlord does not warrant that any services Landlord or any public utilities supply will not be interrupted. Services may be interrupted because of accidents, repairs, alterations, improvements or any other reason beyond the reasonable control of Landlord. Notwithstanding the foregoing, if any essential services (such as access, electricity or water) supplied to the Leased Premises are interrupted, or if Landlord fails to make any repairs or replacements it is required under this Lease to make and that are necessary to enable Tenant and its employees, invitees and agents to use the Leased Premises without material interference, then Tenant shall be entitled to an abatement of rent and additional rent. The abatement shall begin on the seventh consecutive business day of the interruption or interference, or when Tenant stops using the Leased Premises because of the interruption or interference, whichever is later. The abatement shall end when the services are restored or the repairs or replacements are made



                                       15





or installed. Tenant shall have the option to cancel this Lease without penalty if the interruption or failure to repair or replace unreasonably interferes with Tenant's use of or access to the Leased Premises for at least thirty (30) consecutive days, and Landlord is not exercising its best efforts to restore the services or make the repair or replacement.

         8.       COMMON AREA EXPENSES, TAXES AND INSURANCE
                  8.1 The Tenant shall pay to the Landlord, monthly, as additional rental during the first lease year, Common Area Expenses at the annual rate of $1.50/sq. ft. plus property taxes as provided in Paragraph 8.2 and a management fee of 3% of $16.75/sq. ft. times the square footage of the Leased Premises. Common Area Expenses shall consist of:
                           (a) The reasonable costs incurred by the Landlord for
the operation, maintenance or repair of the following:

                                    (i)     lawns and shrubbery;
                                    (ii)    water and standby  sprinkler charges
                                            including a charge for sprinkler and
                                            electrical  room  which is at a rent
                                            of $6.00 sq. ft.;
                                    (iii)   exterior lighting;
                                    (iv)    exterior sewer lines;
                                    (v)     exterior utility lines;
                                    (vi)    repair and  maintenance of any signs
                                            serving the Office Park;
                                    (vii)   snow removal which  Landlord  agrees
                                            to  commence  within 12 hours of the
                                            end of the storm;
                                    (viii)  garbage disposal and recycling;
                                    (ix)    general ground maintenance;
                                    (x)     parking lot, driveways and walkways;
                                    (xi)    maintenance  contract  for the  roof
                                            and building site;



                                       16





                                    (xii)   pest control;
                                    (xiii)  central station monitoring;
                                    (xiv)   the   annual   insurance    premiums
                                            charged   to   the    Landlord   for
                                            insurance   coverage  set  forth  in
                                            Paragraph 8.5(b); and
                                    (xv)    other ordinary  maintenance expenses
                                            normally  incurred  by a Landlord in
                                            comparable office parks, upon prior,
                                            if possible, notice to Tenant.
                           (b) The following items shall be excluded from common
area maintenance charges:
                                    (i)     Cost of decorating,  redecorating or
                                            special  cleaning or other  services
                                            not  provided on a regular  basis to
                                            the tenants of the building;
                                    (ii)    Wages,  salaries,  fees  and  fringe
                                            benefits paid to  administrative  or
                                            executive  personnel  or officers or
                                            partners   of    Landlord,    unless
                                            employed  at  competitive  rates  as
                                            independent   contractors   at   the
                                            building or Office Park;
                                    (iii)   All cost relating to activities  for
                                            the    solicitation,    negotiation,
                                            execution and  enforcement of leases
                                            of space in the Office Park;
                                    (iv)    Cost of any  repair  or  other  work
                                            made  by  Landlord  because  of  the
                                            total or partial  destruction of the
                                            building  or the  condemnation  of a
                                            portion of the building;
                                    (v)     Any  insurance   premium  for  which
                                            Landlord  is  to  be  reimbursed  by
                                            Tenant,  pursuant to this Lease,  or
                                            by any other tenant of the building.
                                    (vi)    Depreciation, amortization, interest
                                            or  rents   paid  or   incurred   by
                                            Landlord;



                                       17





                                    (vii)   Any  real   estate   taxes;
                                    (viii)  Collection   costs   for  bad   debt
                                            expenses not related to Tenant;
                                    (ix)    Cost of tenant improvements;
                                    (x)     Legal,  accounting,  bank  or  other
                                            fees incurred in connection with any
                                            equity or debt  financing or sale of
                                            the building or Office Park;
                                    (xi)    Costs  of  specialized  services  or
                                            other   items   provided   to  other
                                            tenants but not  provided to tenants
                                            generally;
                                    (xii)   Capital   expenditures   as  defined
                                            according  to  GAAP,  or the cost of
                                            rentals   and    related    expenses
                                            incurred in leasing items ordinarily
                                            considered   to  be  of  a   capital
                                            nature;
                                    (xiii)  Cost to comply  with ADA  related to
                                            the   interior  of  the   individual
                                            buildings, but not exterior doors or
                                            the cost of improvements required by
                                            ADA to  the  Office  Park  amortized
                                            over their useful life;
                                    (xiv)   Fines or costs to cure violations of
                                            law  or  ordinances  in  the  common
                                            areas;
                                    (xv)    Electric  and water  for  non-public
                                            areas;
                           (c) The $1.50/sq.  ft. for Common Area Expenses shall
be increased 2% for each year of the Lease Term on January 1st each year. At the end of each 5 years of the Lease Term, the per square foot charge shall be adjusted for the next 5 year period to reflect the actual increase in the CPI, as defined hereafter, over the prior 5 year period. The parties also agree to adjust any individual expense item in Paragraph 8.1(a) which has an unusual cost or usage, or an unusual increase or decrease during any year.
                  8.2 The Tenant shall pay its proportionate share of real estate and personal property taxes assessed against the land, building shell and site



                                       18





improvements, along with any levy for the installation of improvements serving the Leased Premises assessed by any governmental body having jurisdiction thereof but excluding any special assessments caused by the use of the building by other tenants. The real estate tax obligation of the Tenant shall include any tax or imposition for parking lot usage which may be levied by any governmental body having jurisdiction thereof. Tenant's proportionate share shall be a percentage derived by dividing the total square feet leased by Tenant by the total square feet in the building. In addition to its proportionate share of the above items, Tenant shall pay all real estate taxes assessed by the municipality on its Tenant improvements. Tenant shall have the right to contest, or cause Landlord to contest, the assessed value of the building, land and improvements or the real estate or personal property taxes and Landlord agrees to provide any and all documentation reasonably required for Tenant to contest said assessment. Tenant shall pay all reasonable costs of Landlord in the event Landlord is required to contest. Landlord is currently not aware of any abatement or deferral program in connection with the Leased Premises. If taxes are abated or deferred as a result of an appeal, or under any other program, Tenant shall gain the benefit of such reduction. Notwithstanding the foregoing, Tenant shall not be required to reimburse Landlord for any capital stock, income, franchise, estate, inheritance, gift or transfer taxes, or any penalties or interest for failure to pay in a timely manner.
                  8.3 Tenant shall pay its share of Common Area Expenses monthly together with the rent except for taxes which shall be billed and paid quarterly. Tenant's Share of Common Area Expenses and real estate taxes for any calendar year, part of which falls within the term of this Lease and part of which does not, shall be appropriately prorated.
                  8.4 If at any time during the term of this Lease the method or scope of taxation prevailing at the commencement of the Lease Term shall be altered, Tenant's proportionate share of such substituted tax or imposition if it relates to



                                       19





Tenant's occupancy, shall be payable and discharged by the Tenant in the manner required pursuant to the law which shall authorize such change.
                  8.5 (a) The Tenant covenants and agrees that it will, at its sole cost and expense, carry liability insurance covering the Leased Premises in the minimum amount of $1,000,000.00 per accident for 1 person, $3,000,000.00 per accident for 2 or more persons, and a minimum amount of $300,000.00 for property damage with Landlord listed as an insured party;
                           (b)  Landlord  shall keep the base  building of which
the Leased Premises are a part, including without limitation, all fixtures (but not Tenant Improvements) insured against damage and destruction by fire, sprinkler damage, vandalism, comprehensive liability and other perils in the amount of the full replacement value of such building, as the value may exist from time to time, including insurance for one year's rent, with a deductible of no more than $10,000 except that Landlord will be responsible for any deductible amount over that sum. The insurance shall include an extended coverage endorsement of the kind required by an institutional lender to repair and restore such base building. Any increase in the insurance premiums due to a change in rating of the base building which is solely attributable to Tenant's use, or due to special Tenant equipment, shall be paid entirely by the Tenant. During construction, Landlord will increase the amount of insurance coverage by $800,000 to cover Tenant's contribution to Tenant Improvements, with the additional premium cost thereof to be borne by Tenant.
                           With regard to each  expansion  Phase,  Tenant  shall
certify to Landlord, at the completion of construction, the cost of the improvements made to that Phase and Landlord shall, after receipt of the certification, increase the amount of insurance coverage by said amount, with the additional premium cost thereof to be borne by Tenant;
                           (c) The insurance policies referred to above shall be
maintained by insurance companies licensed to do business in the State of New Jersey, with a general policyholder's rating of at least A and a financial rating of



                                       20





at least XI in Best's Insurance Reports. If such ratings are changed or discontinued, the parties shall agree to an alternate method of rating insurance companies. Such policies shall be maintained throughout this Lease, including any extensions. Each party shall deliver a certificate of insurance to the other evidencing this insurance. Such certificate shall provide that the policy shall not be cancelled or the coverage will not be materially reduced without 10 days prior written notice.
                  8.6 The parties covenant and agree that the insurance policies required to be furnished in accordance with the terms and conditions of this Lease, or in connection with insurance policies which they obtain insuring such insurable interest as Landlord or Tenant may have in its own properties, whether personal or real, shall expressly waive any right of subrogation on the part of the insurer against the Landlord or Tenant. Notwithstanding anything to the contrary, Landlord and Tenant each mutually waive all right of recovery against each other, their agents, or employees for any loss, damage or injury of any nature whatsoever to property or person (regardless of whether the party in whose favor the waiver applies was negligent) for which either party is required by this lease to carry insurance.

         9.       SIGNS
                  At its sole expense the Tenant shall have the right to install no more than 2 signs, including exterior ground signs at the Leased Premises, subject to Landlord's approval, which shall not be unreasonably withheld or delayed. The signs shall comply with the rules and regulations of the applicable governmental boards and bureaus having jurisdiction thereof. The installation of such signs shall not cause any structural damage to the building and shall not be permitted on the roof. Landlord shall provide a monument sign near the entrance to the building listing all of the tenants occupying space in the building, with Tenant's name at the top.



                                       21





         10.      ASSIGNMENT AND SUBLETTING
                  10.1 The Tenant may not assign or sublet the Leased Premises or any part thereof, without the consent of Landlord, which shall not be unreasonably withheld or delayed. Tenant shall have absolutely no right to assign or sublet any expansion Phases unless Tenant is paying the full rent due thereon. If Tenant desires to assign or sublet, it shall first give to Landlord notice in writing. Landlord shall have 14 calendar days from receipt of such notice to elect to consent to the assignment of the Lease or the sublease of the Leased Premises. If Landlord fails to respond in the 14 day period, consent is deemed given. However, Tenant shall be permitted to assign this Lease or sublease the premises, without the consent of Landlord but with notice to Landlord, to (i) a wholly owned subsidiary, or a parent, (ii) any corporation, partnership, trust, limited liability company or similar entity controlling, under the direct or indirect control of Tenant or under common control with Tenant (collectively, "Tenants Affiliates"), (iii) any corporation resulting from the merger or consolidation with Tenant or that acquires all of Tenant's assets or stock; (iv) any joint venture or similar arrangement as to which Tenant or Tenant's Affiliates are a party; or (v) a Tenant whose use is specifically permitted under this Lease.
                  10.2 In the event of any assignment or subletting permitted by the Landlord, the Tenant and Guarantor, as set forth in a separate Guaranty, shall remain and be directly and primarily responsible for payment and performance of the within Lease obligations, and the Landlord reserves the right, at all times, to require and demand that the Tenant pay and perform the terms and conditions of this Lease. No such assignment or subletting shall be made to any tenant who shall occupy the Leased Premises for any use other than that which is permitted to the Tenant.

         11.      FIRE AND CASUALTY
                  11.1 If there occurs any damage to or destruction of any portion of the building of which the Leased Premises is a part by fire or other casualty occurring during the term of this Lease, which shall render at least 1/3 of the floor



                                       22





area of the Leased Premises untenantable or unfit for occupancy, and either party reasonably determines within 30 days of the casualty that the Leased Premises cannot be repaired within 240 days from the happening of such casualty, using reasonable diligence ("Total Destruction") then the Lease shall, at the option of the Landlord or Tenant, upon written notice to the other within a further 15 days, cease and become null and void from the date of such Total Destruction. In such event the Tenant shall immediately surrender the Leased Premises to the Landlord and this Lease shall terminate. The Tenant shall only pay rent to the time of such Total Destruction. However, in the event of Total Destruction if the Landlord and Tenant shall elect not to cancel this Lease within the 15 day period the Landlord shall repair and restore the building, Leased Premises and all Tenant Improvements to substantially the condition they were in prior to the damage or destruction, with deliberate speed and dispatch. The rent shall not be accrued after said damage or while the repairs and restorations are being made, but shall recommence immediately after the Leased Premises are so restored as evidenced by the issuance of a CO/CA by municipal authorities and that any machinery, equipment and/or fixtures Landlord was responsible for installing are operable so as not to materially interfere with the customary business activities of Tenant. Notwithstanding the foregoing, if any such restoration is not completed within 365 days of such Total Destruction, Tenant may terminate this Lease without penalty.
                  11.2 In the event of any other casualty which shall not be tantamount to Total Destruction the Landlord shall promptly repair and restore the Building, the Leased Premises and the Tenant Improvements, subject to availability of insurance proceeds, to substantially the same condition as they were prior to the damage or destruction, with reasonable speed and dispatch. The rent shall abate or be equitably apportioned from the date of casualty to the extent the Tenant's use is impaired. Landlord shall have the right to not make the repairs, if it has complied with Paragraph 8.5(b) but cannot confirm the availability of insurance proceeds within 90 days of the casualty. In such event, Landlord will notify Tenant within said 90 day period that it cannot confirm the insurance proceeds and is



                                       23





electing not to make the repairs. Tenant shall have 10 business days from receipt of said notice to elect whether to terminate the lease. If Landlord does make the repairs, the rent shall recommence immediately upon restoration of the Leased Premises as evidenced by the issuance of a CO/CA by municipal authorities and any machinery, equipment and/or fixtures Landlord was responsible for installing are operable so as not to materially interfere with the customary business activities of Tenant. Notwithstanding the foregoing, if any such restoration is not completed within 365 days of such casualty, Tenant may terminate this Lease without penalty.
                  11.3 In the event the Landlord rebuilds, the Tenant agrees, at its cost and expense, to forthwith remove any and all of its equipment, fixtures, and personal property in order to permit Landlord to expedite the construction. The Tenant shall assume at its sole risk the responsibility for damage to or security of such fixtures and equipment that it does not move in the event that any portion of the building area has been damaged and is not secure provided Landlord has not been grossly negligent subsequent to the casualty. However, nothing shall preclude Tenant from making a claim to any insurance company for the cost of such removal.

         12.      COMPLIANCE WITH LAWS, RULES AND REGULATIONS
                  12.1 (a) The Tenant agrees that upon acceptance and occupancy of the Leased Premises, it will promptly, at its own cost and expense, comply with all statutes, ordinances, rules, orders, regulations and requirements of the Federal, State and Municipal governments ("Applicable Laws") relating to the manner in which Tenant uses the Leased Premises. The Tenant also agrees that it will not commit any nuisance, and will dispose of all garbage and waste in compliance with law and Landlord's reasonable written rules and regulations. Landlord warrants that on the date this Lease commences, the Leased Premises and the building of which it is a part will comply with all Applicable Laws. Notwithstanding anything to the contrary, in no case shall Tenant be required to comply with Applicable Laws with regard to any structural component or building system that



                                       24





is Landlord's responsibility pursuant to Paragraph 7.1. Landlord will comply with all applicable laws with regard to the building shell, core site and building systems that are not the responsibility of the Tenant.
                           (b) The Tenant  agrees,  at its own cost and expense,
to comply  with such  regulations  or requests as may be required by the fire or liability insurance carriers providing insurance for the Leased Premises in connection with Tenant's use and occupancy of the Leased Premises. If such regulations or requests are arbitrary and capricious then Tenant shall have the right to require Landlord to obtain insurance from another company.
                  12.2 In case the Tenant shall fail to comply with all material provisions of the aforesaid statutes, ordinances, rules, orders, regulations and requirements with which Tenant is required under the terms of this Lease to comply, then the Landlord may, after 30 days' notice (except for emergency repairs, which may be made immediately), and provided that Tenant has failed to take such reasonable action to investigate or remedy the reason for noncompliance, enter the Leased Premises and take any reasonable actions to correct any noncompliance, at the cost and expense of the Tenant. The cost thereof shall be added to the next month's rent and shall be due and payable as such, or the Landlord may deduct the same from the balance of any sum remaining in the Landlord's hands. This provision is in addition to the right of the Landlord to terminate this Lease pursuant to Section 14.2. However, in the event that Tenant is proceeding with any investigation or repairs to ensure compliance with the aforesaid laws and regulations, the initial failure to comply with the aforesaid laws and regulations shall not constitute an event of default.
                  12.3 Tenant expressly covenants and agrees to indemnify, defend and save the Landlord harmless against any claim, damage, liability, cost, penalties, or fines which the Landlord may suffer as a result of air, ground or water pollution which requires remediation under any Environmental Law and is caused by the Tenant, its agents and contractors, in its use of the Leased Premises. Landlord shall indemnify, defend and save the Tenant harmless against



                                       25





any claim, damage, liability, cost, penalties, or fines which the Tenant may suffer as a result of air, ground or water pollution which requires remediation under any Environmental Law and is caused by Landlord, its agents and contractors. The Tenant covenants and agrees to provide the Landlord with reasonable notice of any claim or notice served upon it with respect to any claim that the Tenant is causing air, ground or water pollution in violation of an Environmental Law; and the Tenant shall take prompt and reasonable steps to halt, remedy or cure any pollution of air, ground or water which requires remediation under an Environmental Law and is caused by the Tenant by its use of the Leased Premises.
                  12.4 Tenant expressly covenants and agrees to fully comply with the provisions of the New Jersey Industrial Site Recovery Act (N.J.S.A. 13:1K-6, et seq.) "ISRA", and its regulations to the extent applicable, prior to the termination of the Lease.
                           (a)  The  term  "evidence  of  compliance",  as  used
herein, shall mean a "letter of non-applicability" issued by the New Jersey Department of Environmental Protection ("NJDEP"), or an approved "negative declaration" or a "remediation action plan" which has been submitted to the NJDEP for approval.
                           (b) In the event ISRA is applicable  and (a) evidence
of Tenant's compliance is not delivered to the Landlord and (b) Tenant has not attempted to secure evidence from the NJDEP, it is understood and agreed that Tenant shall be liable to pay to Landlord an amount equal to two times the Monthly Base Rent then in effect, together with all applicable additional rent from the date of such surrender until such time as evidence of compliance with ISRA has been delivered to the Landlord, and together with any costs and expenses incurred by Landlord in enforcing Tenant's obligations under this paragraph. Evidence of compliance shall be delivered to Landlord, together with all copies of all submissions made to the NJDEP, including all environmental reports, validated test results and other relevant supporting documentation.



                                       26





                           (c)  Tenant  shall  only be  liable to  Landlord  for
regular rent and not for double rent as set forth above, if (i) Tenant has submitted all documentation initially required by NJDEP to obtain evidence of compliance at least 6 months before the expiration of the Lease term and Tenant is unable to obtain such evidence prior to the expiration of the Lease term, and
(ii) Landlord is unable to either refinance or relet the Leased Premises solely as a result of Tenant's failure to obtain evidence of compliance. Notwithstanding anything to the contrary, it is understood and expressly agreed by Landlord and Tenant that Tenant shall not be required to comply with the time limits to submit evidence of compliance if the Lease is terminated prior to the scheduled expiration of the term of the Lease as a result of a reason which is beyond the control of the Tenant, such as a casualty or condemnation. In such event, Tenant shall not be liable for any rent so long as Tenant diligently attempts to obtain such evidence of compliance.
                           (d) In the  event  ISRA is  applicable  to any  other
portion of the Office Park not under the operation and control of Tenant and Landlord is required to apply to the NJDEP for a letter of non-applicability, negative declaration or remediation plan, Tenant agrees that it shall fully cooperate with Landlord in connection with any information or documentation which may be requested of Tenant by the NJDEP, provided Landlord pays all Tenant's reasonable expenses and cost thereof. If, in the course of Landlord's application, any remediation of the Office Park is required which is directly attributable to Tenant's operation of the Leased Premises, Tenant expressly covenants and agrees that it shall be responsible for only that portion of the remediation which is directly attributable to its operation. It is understood and expressly agreed by Landlord and Tenant that Tenant shall not be responsible for any rent beyond the Lease term as provided for in Paragraph 12(b) or 12(c) if ISRA is applicable to a portion of the Office Park not under the operation and control of Tenant.
                           (e) Tenant  hereby  represents  and warrants that its
Standard Industrial Classification No. is 8731, and that Tenant shall not generate,



                                       27





manufacture, refine, transport, treat, store, handle or dispose of "hazardous substances" as the same are defined under ISRA and the regulations promulgated pursuant thereto in violation of any Environmental Law. Tenant hereby agrees that it shall promptly inform Landlord of any change in its SIC number.
                           (f)  Landlord  represents  that,  to the  best of its
knowledge, the Leased Premises, buildings and Office Park are in compliance with all Environmental Laws.
                  12.5 The term "Environmental Law" means Comprehensive Environmental Response, Compensation and Liability Act ("CERCLA"), 42 U.S.C. ss.ss.9601 et seq., the Resource Conservation and Recovery Act ("RCRA"), 42 U.S.C. ss.6901 et seq., the Clean Water Act, 33 U.S.C. ss.ss.1251 et seq., the Safe Drinking Water Act, 42 U.S.C. ss.ss.3300f et seq., the Hazardous Materials Transportation Act, 49 U.S.C. ss.1801 et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. ss.2601-2692, et seq., the New Jersey Spill Compensation and Control Act ("NJ Spill Act"), N.J.S.A. 58:10-23.11 et seq., the New Jersey Industrial Site Recovery Act ("ISRA"), N.J.S.A. 13:1K-6 et seq, the Safe Drinking Water Act, 42 U.S.C. ss.ss.300f-300j-26, the Clean Air Act, 42 U.S.C. ss.ss.7401 et seq., and the Hazardous Materials Transportation Act, 49 U.S.C. ss.ss.1801, et seq.; and any subsequent Environmental Laws of a similar nature.

         13.      INSPECTION BY LANDLORD
                  The Tenant agrees that the Landlord shall have the right to enter into the Leased Premises at all reasonable hours for the purpose of examining the same upon reasonable advance notice of not less than 24 hours (except in the event of emergency), or to make such repairs as are necessary. Any repair shall not unreasonably interfere with Tenant's use of the Leased Premises. Unless Tenant permits otherwise, Landlord shall only enter the Leased
Premises:  (a) when accompanied by a  duly-authorized  representative of Tenant;
(b) when wearing any and all protective clothing or equipment that Tenant may require Landlord to wear to alleviate disturbance of Tenant's operations in such non-office



                                       28





portions; and (c) at hours and in a manner which will not disturb or unduly interfere with Tenant's operations in such non-office portions.

         14. DEFAULT BY TENANT
                  14.1 Each of the following shall be deemed a default ( an "Event of Default") by Tenant and a breach of this lease:

                           (a)      (i)     filing of a  petition  by the Tenant
                                            for  adjudication as a bankrupt,  or
                                            for   reorganization,   or   for  an
                                            arrangement  under  any  federal  or
                                            state  statute,  except in a Chapter
                                            11  Bankruptcy  where  the  rent and
                                            additional rent stipulated herein is
                                            being  paid  and  the  terms  of the
                                            lease are being complied with;
                                    (ii)    dissolution  or  liquidation  of the
                                            Tenant;
                                    (iii)   appointment of a permanent  receiver
                                            or a  permanent  trustee  of  all or
                                            substantially all of the property of
                                            the  Tenant,   if  such  appointment
                                            shall  not  be   vacated  or  stayed
                                            within  90 days,  provided  the rent
                                            and   additional   rent   stipulated
                                            herein  is being  paid and the terms
                                            of  the  lease  are  being  complied
                                            with, during said 90 day period;
                                    (iv)    taking possession of the property of
                                            the Tenant by a governmental officer
                                            or  agency   pursuant  to  statutory
                                            authority      for      dissolution,
                                            rehabilitation,   reorganization  or
                                            liquidation  of the  Tenant  if such
                                            taking  of  possession  shall not be
                                            vacated  or  stayed  within 90 days,
                                            provided  the  rent  and  additional
                                            rent stipulated herein is being paid
                                            and the terms of the lease are being
                                            complied  with,  during  said 90 day
                                            period;
                                    (v)     making   by   the   Tenant   of   an
                                            assignment   for  the   benefit   of
                                            creditors.
                           (b) Default in the payment of the rent or  additional
rent herein reserved or any part thereof, when due, which continues for 10 days after notice from Landlord of such default. However, if Tenant is more than 10 days late, twice in any 12 month period, then the 10 day period is reduced to 5 days upon notice to Tenant; and written notice shall no longer be required from Landlord during such 12 month period.
                           (c)  A  default  in  the  performance  of  any  other
covenant or condition of this lease on the part of the Tenant to be performed for a period of 30 days after notice. However, no default on the part of Tenant shall be deemed



                                       29





to exist if it diligently commences efforts to rectify same within such 30 day period.
                  14.2 Upon any Event of Default set forth above and lapse of applicable grace period, Landlord may serve written notice upon the Tenant with a copy to the guarantor, if any, electing to terminate this lease upon a specified date not less than 10 days after the date of serving such notice and this Lease shall then expire on the date so specified as if that date had been originally fixed as the expiration date of the term herein granted. However, an Event of Default shall be deemed waived if such default is made good before the date specified for termination in the notice of termination served on the Tenant.
                  14.3 In case this Lease shall be terminated Landlord or its agents may, immediately or any time thereafter, re-enter and resume possession of the Leased Premises or such part thereof, and remove all persons and property therefrom, either by summary proceedings or by a suitable action or proceeding at law, without being liable for any damages therefor. No re-entry by Landlord shall be deemed an acceptance of a surrender of this lease. However, if an Event of Default has occurred and Tenant moves out, or is dispossessed, and fails to remove any of its property, machinery, equipment and fixtures or other property within 10 days after such default, dispossess or removal, then and in that event, the said property, machinery, equipment and fixtures or other property shall at the option of the Landlord, be deemed to be abandoned, or the Landlord may remove such property and charge the reasonable cost and expense of removal and storage to the Tenant. The Tenant shall be liable for any damage which it causes in the removal of said property from the Leased Premises.
                  14.4 In case this Lease shall be terminated Landlord may, relet the whole or any portion of the Leased Premises, for any period equal to or greater or less than the remainder of the then current term, for any sum which it reasonably may deem appropriate, to any tenant which it may reasonably deem suitable and satisfactory, and for any use and purpose which it may deem appropriate. In connection with any such lease, Landlord may make such changes in the



                                       30





character of the improvements on the Leased Premises as Land lord may reasonably determine to be appropriate or helpful in effecting such lease and may grant concessions or free rent to the extent commercially reasonable. Landlord shall make reasonable efforts to relet the Leased Premises. Landlord shall not in any event be required to pay Tenant any sums received by Landlord on a reletting of the Leased Premises, but this shall not effect Landlord's statutory obligation to mitigate its damages. Amounts received shall be applied against amounts due from Tenant.
                  14.5 In the event this Lease is terminated and whether or not the Leased Premises be relet, Landlord shall be entitled to recover from the Tenant all rent due and all reasonable expenses, including reasonable counsel fees, incurred by Landlord in recovering possession of the Leased Premises, and all reasonable costs and charges for the care of the Leased Premises while vacant, which damages shall be due at such time as they are incurred by Landlord; and a sum equal to all damages set forth in Paragraph 15. Without any previous notice or demand, separate actions may be maintained by Landlord against Tenant from time to time to recover any damages which have become due and payable to the Landlord without waiting until the end of the term.


         15. LIABILITY OF TENANT FOR DEFICIENCY
                  In the event that the relation of the Landlord and Tenant terminates by reason of:
                         (a) an  uncured  Event of Default by the Tenant and the
re- entry of the Landlord as permitted herein; or
                         (b)  by  the   ejectment   of  the  Tenant  by  summary
proceedings or other judicial  proceedings;
it is hereby agreed that the Tenant shall remain liable to pay in monthly payments the rent and any other charges which shall accrue. The Tenant expressly agrees to pay as damages for such breach of this Lease the differ ence between the rent reserved and the rent received, if any, by the Landlord, during the remainder of the unexpired term.



                                       31





         16. NOTICES
                  All notices required by this Lease shall be given by certified mail, return receipt requested, nationally recognized overnight courier or personal delivery with receipt, at the address set forth on the first page of this lease, and/or such other place as the parties may designate in writing. Any notices hand delivered or sent by nationally recognized overnight carrier shall be deemed delivered when received. All notices sent by mail shall be deemed given 3 days after deposit in the mail. Upon Tenant's occupancy, Tenant's address for notices shall be the Leased Premises.

         17. NON-WAIVER
                  The failure of either party to insist upon the strict performance of any of the terms of this Lease, or to exercise any option contained herein, shall not be construed as a waiver of any such term. Acceptance of performance of anything required by this Lease to be performed, with the knowledge of the breach of any term of this Lease, shall not be deemed a waiver of such breach, nor shall acceptance of rent by Landlord in a lesser amount than is due (regardless of any endorsement on any check, or any statement in any letter accompanying any payment of rent) be construed either as an accord and satisfaction or in any manner other than as payment on account of the earliest rent then unpaid by Tenant. No waiver of any term of this Lease shall be deemed to have been made unless expressed in writing and signed by the benefitted party.

         18. RIGHT OF TENANT TO MAKE ALTERATIONS AND IMPROVEMENTS
                  Upon occupancy the Tenant may make alterations, additions or improvements to the Leased Premises provided the aggregate cost of same shall be less than $50,000. If greater than $50,000 then Tenant must obtain the consent of the Landlord, which shall not be unreasonably withheld or delayed. Tenant shall obtain all necessary governmental permits and shall furnish to Landlord as-built drawings of any alterations, additions or improvements which are made. Landlord agrees to review any alteration, addition, or improvements proposed by



                                       32





Tenant within 10 days of receipt of plans and specifications, and advise Tenant of its decision. If Landlord does not respond in 10 days, consent is deemed given. Any approval given is not intended to subject the Landlord's property to liability under any lien law.

         19. NON-LIABILITY OF LANDLORD
                  Tenant agrees to assume all risk of damage to its property, equipment and fixtures occurring in or with respect to the Leased Premises, whatever the cause of such damage or casualty. Landlord shall not be liable for any damage or injury to property or person caused by or resulting from steam, electricity, gas, water, rain, ice or snow, or any leak or flow from or into any part of the building, or from any damage or injury resulting or arising from any other cause or happening whatsoever, unless arising from gross negligence or willful misconduct of Landlord or its agents, contractors or employees.

         20. RESERVATION OF EASEMENT
                  Landlord reserves the right, easement and privilege to enter on the Leased Premises in order to install, at its own cost and expense, any storm drains and sewers and/or utility lines in connection therewith as may be required by the Landlord. It is understood and agreed that if such work as may be required by Landlord requires an installation which may displace any paving, lawn, seeded area or shrubs the Landlord, shall, at its own cost and expense, restore or redesign said paving, lawn, seeded area or shrubs. The Landlord covenants that the foregoing work shall not unreasonably interfere with the normal operation of Tenant's business.

         21. STATEMENT OF ACCEPTANCE
                  Upon the delivery of the Leased Premises to the Tenant the Tenant covenants and agrees that it will furnish to Landlord a statement which shall set forth the Date of Commencement and the Date of Expiration of the lease term.

         22. FORCE MAJEURE
                  Except for (i) the obligation of the Tenant to pay rent and other charges, (ii) the date by which Tenant may terminate this Lease because Landlord



                                       33





has not substantially completed its work pursuant to Paragraphs 3 or 11 hereof, and (iii) the time period set forth in Paragraph 7.4, the period of time during which the Landlord or Tenant is prevented from performing any act required to be performed under this Lease by reason of fire, catastrophe, industry wide strikes, lockouts not instituted by Landlord, civil commotion, acts of God, government prohibitions or preemptions or embargoes, inability to obtain material or labor by reason of governmental regulations, the act or default of the other party, or other events beyond the reasonable control of Landlord or Tenant, as the case may be, shall be added to the time for perform ance of such act.

         23. STATEMENTS BY LANDLORD AND TENANT
                  Landlord and Tenant agree at any time and from time to time upon not less than 10 days' prior notice from the other to execute, acknowledge and deliver to the party requesting same, a statement in writing, certifying that this lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), that it is not in default (or if claimed to be in default, stating the amount and nature of the default) and specifying the dates to which the basic rent and other charges have been paid in advance.

         24. CONDEMNATION
                  24.1 If there is a condemnation or any similar proceedings and in Tenant's reasonable opinion, said taking unreasonably or unduly interferes with the use of the Leased Premises, the lease term created shall terminate from the date when the authority exercising the power of eminent domain takes or interferes with the use of the Property. The Tenant shall be responsible for the payment of rent until the time of surrender. In any event, no part of the Landlord's condemnation award shall be claimed by the Tenant. Without diminishing Landlord's award, the Tenant shall have the right to make a claim against the condemning authority for such independent claim which it may have.
                  24.2 In the event of any partial taking which would not be cause for termination of the Lease, or in the event of any partial taking which would permit



                                       34





termination but Tenant retains the balance of the Leased Premises remaining after such taking, then the rent shall abate in an amount to be mutually agreed upon (such agreement not to be unreasonably withheld or delayed) between the Landlord and Tenant based on the extent of interference with Tenant's normal use of the Leased Premises. The Landlord shall, to the extent permitted by applicable law and as the same may be practicable promptly make such repairs and alterations in order to restore the building and/or improvements to usable condition to the extent of any condemnation award received by Landlord.

         25. LANDLORD'S REMEDIES
         25.1 The rights and remedies given to the Landlord in this lease are distinct, separate and cumulative remedies, and no one of them, whether or not exercised by the Landlord, shall be deemed to be in exclusion of any of the others.
         25.2 In addition to any other legal remedies for an Event of Default by the Tenant or by anyone holding or claiming under the Tenant such Event of Default shall be restrainable by injunction at the suit of the Landlord.
         25.3 No receipt of money by the Landlord from any receiver, trustee or custodian or debtors in possession shall reinstate, continue or extend the term of this lease or affect any notice theretofore given to the Tenant, or to any such receiver, trustee, custodian or debtor in possession, or operate as a waiver or estoppel of the right of the Landlord to recover possession of the Leased Premises for any of the causes therein enumerated by any lawful remedy; and the failure of the Landlord to enforce any covenant or condition by reason of its breach by the Tenant shall not be deemed to void or affect the right of the Landlord to enforce the same covenant or condition on the occasion of any subsequent default or breach.

         26. QUIET ENJOYMENT
                  The Landlord covenants that the Tenant, on paying the rental and performing the covenants and conditions contained in this Lease, subject to applicable notice and grace periods, may peaceably and quietly have, hold and enjoy the Leased Premises for the Lease term.



                                       35





         27. SURRENDER OF PREMISES
                  On the last day, or earlier permitted termination of the Lease term, Tenant shall quit and surrender the Leased Premises in good and orderly condition and repair (reasonable wear and tear, and damage by fire or other casualty excepted) and shall deliver and surrender the Leased Premises to the Landlord peaceably, together with all alterations and improvements to the Leased Premises. Tenant shall not be required to remove any alterations or improvements unless: (i) Landlord advised Tenant in writing that Tenant would have to remove such items when Landlord approved the alterations or received notice thereof from Tenant or (ii) Landlord gives Tenant written notice on or before 6 months prior to the expiration of the Term that the condition of such items is beyond normal wear and tear and in such event Tenant shall be required to remove any alterations or improvements installed by the Tenant, and restore the Leased Premises to its original state, normal wear and tear and damage by fire or other casualty excepted. Notwithstanding the above, Tenant shall not be required to remove any alterations or improvements shown on Plans. Notwithstanding the above, Landlord shall have a right, prior to the expiration of the Term, to notify Tenant that Landlord shall purchase as many hoods and benches as it desires at a price of $2300/hood and $50/lineal foot of bench. Said payment shall be made to Tenant in a lump sum on the termination date. All property not removed by Tenant shall be deemed abandoned by Tenant, and Landlord reserves the right to charge the reasonable cost of removal to the Tenant, for items which Tenant was required to remove.

         28. HOLDOVER
                  If the Leased Premises are not surrendered at the end of the Lease term, the Tenant shall pay 150% of the Base Rent then being paid to Landlord, on a monthly basis with rent pro-rated until date of surrender. These covenants shall survive the termination of the Lease.

         29. INDEMNITY
         29.1 Anything in this Lease to the contrary notwithstanding but subject to Paragraph 8.6 hereof, and without limiting the Tenant's obligation to



                                       36





provide insurance hereunder the Tenant covenants and agrees that it will indemnify, defend and save harmless the Landlord against and from all liabilities, obligations, damages, (except consequential damages) penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Landlord by reason of any of the following occurring during the term of this Lease:
                  (a) Any claim arising out of Tenant's use, occupancy, control or management of the Leased Premises and any part thereof unless arising from negligence or willful misconduct of Landlord or any of its agents, contractors or employees, or the failure of Landlord to comply with its obligations under this Lease;
                  (b) Any negligence on the part of the Tenant or any of its agents, contractors, servants, employees, licensees or invitees;
                  (c) Any accident, injury, damage to any person or property of third parties occurring in, or about the Leased Premises unless arising from negligence or willful misconduct of Landlord or any of its agents, contractors or employees, or the failure of Landlord to comply with its obligation under this Lease;
                  (d) Any Event of Default. Landlord shall promptly notify Tenant of any such claim asserted against it and shall promptly send to Tenant copies of all papers or legal process served upon it in connection with any action or proceeding brought against Landlord.
         29.2 Landlord covenants and agrees that it will indemnify, defend and save harmless the Tenant against and from all liabilities, obligations, damages, (except consequential damages) penalties, claims, costs, charges and expenses, including without limitation reasonable attorneys' fees, which may be imposed upon or incurred by Tenant by reason of any of the following occurring during the term of this Lease:
                  (a) Any claim arising out of Landlord's use, occupancy, control or management of the Office Park and any part thereof unless arising from



                                       37





negligence or willful misconduct of Tenant or any of its agents, contractors or employees, or the failure of Tenant to comply with its obligations under this Lease;
                  (b) Any negligence on the part of the Landlord or any of its agents, contractors, servants, employees, licensees or invitees;
                  (c) Any accident, injury, damage to any person or property of third parties occurring in, or about the Office Park unless arising from negligence or willful misconduct of Tenant or any of its agents, contractors or employees, or the failure of Tenant to comply with its obligation under this Lease. Tenant shall promptly notify Landlord of any such claim asserted against it and shall promptly send to Landlord copies of all papers or legal process served upon it in connection with any action or proceeding brought against Tenant.

         30. LEASE CONSTRUCTION
                  This Lease shall be construed pursuant to the laws of the State of New Jersey.


         31. BIND AND INURE CLAUSE
                  The terms, covenants and conditions of this Lease shall be binding upon, and inure to the benefit of, each of the parties hereto and their respective heirs, successors and assigns.

         32. INCLUSIONS
                  The neuter gender when used herein, shall include all persons and corporations, and words used in the singular shall include words in the plural where the text of the instrument so requires.

         33. DEFINITION OF TERM "LANDLORD"
                  When the term "Landlord" is used in this Lease it shall be construed to mean and include only the owner of title to the building. Upon the transfer by



                                       38





the Landlord of the title, the Landlord shall advise the Tenant in writing by certified mail, return receipt requested, of the name of the Landlord's transferee. In such event, the Landlord shall be automatically freed and relieved from and after the date of such transfer of title of all personal liability with respect to the performance of any of the covenants and obligations on the part of the Landlord herein contained to be performed, provided any such transfer and conveyance by the Landlord is expressly subject to the assumption by the transferee of all of the obligations of the Landlord hereunder.

         34. COVENANTS OF FURTHER ASSURANCES
                  If,  in   connection   with   obtaining   financing   for  the
improvements on the Leased Premises, the mortgage lender shall request reasonable modifications in this Lease as a condition to such financing, Tenant will not unreasonably withhold, delay or refuse its consent thereto, provided that such modifications do not in Tenant's reasonable judgment materially increase the obligations or materially decrease the rights of Tenant hereunder or materially adversely affect the leasehold interest hereby created or materially adversely affect Tenant's use and enjoyment of the Leased Premises. Notwithstanding anything contained in this paragraph, the rent shall not increase.

         35. COVENANT AGAINST LIENS
                  Tenant agrees that it shall not encumber, or permit to be encumbered, the Leased Premises or the fee thereof by any lien, charge or encumbrance, and Tenant shall have no authority to mortgage or hypothecate this Lease in any way whatsoever. Any violation of this Paragraph shall be considered a breach of this Lease.

         36. SUBORDINATION
                  This Lease shall be subject and subordinate at all times to the lien of any mortgages or other encumbrances now or hereafter placed on the land and building and Leased Premises without the necessity of any further instrument or



                                       39





act on the part of Tenant to effectuate such subordination. However, Tenant agrees to execute such further documents evidencing the subordination of the Lease to the lien of any mortgage or ground lease as shall be reasonably requested by Landlord. It is a condition precedent to Tenant's obligation to pay rent hereunder and the foregoing subordination, that Landlord shall provide Tenant with a non-disturbance agreement from any current or future mortgagee, which shall provide that so long as no Event of Default has occurred and is continuing, Tenant's rights under this lease shall not be disturbed. Landlord shall provide Tenant with the non-disturbance agreement from any such current or future mortgagee within the later of loan closing or 60 days of Lease execution. Notwithstanding any language to the contrary contained herein, this Lease shall not be subordinated until Tenant receives a copy of the non-disturbance agreement.

         37. EXCULPATION OF LANDLORD
                  Neither Landlord nor its principals shall have any personal obligation for payment of any indebtedness or for the performance of any obligation under this Lease. The performance of Landlord's obligations expressed herein may be enforced only against the land and building, and the rents, issues and profits thereof and insurance and condemnation proceeds. The Tenant agrees that no deficiency judgment or other judgment for money damages shall be entered by it against the Landlord or its principals personally in any action. This exculpation provision shall not apply to misappropriation of Tenant's security deposit or the aforesaid letter of credit.

         38. SECURITY
                  The Tenant shall deposit with the Landlord 1 month's security, calculated in accordance with Paragraph 4.1, as security for the full and faithful performance of its obligations under this Lease. Payment shall be made 1/3 each month for the first 3 months of the Lease Term. Upon termination of this Lease, and providing that at such time no Event of Default has occurred and is continuing, the Landlord shall return the security deposit to the Tenant within 30



                                       40





days of the date of termination. Tenant covenants and agrees that it will not assign, pledge, hypothecate, mortgage or otherwise encumber the security during the term of this Lease. It is expressly understood and agreed that the Landlord shall not be required to segregate the security.

         39. BROKERAGE
                  The parties mutually represent to each other that Tom Giannone of Julien J. Studley, Inc. is the broker who negotiated and consummated the within transaction, and that neither party dealt with any other broker in connection with the Lease. It is agreed that the Landlord shall be responsible, at its sole cost and expense, to pay the brokerage commission in connection with this Lease.

         40. LATE CHARGES
                  In addition to any other remedy, a late charge of 1% per month shall be due and payable, without notice from Landlord, on any portion of rent or other charges not paid within 10 days of when it is due.

         41. OPTION TO RENEW
             41.1 Provided there is no continuing Event of Default, Tenant has the right to renew the lease, for two 5 year periods, to commence at the end of the initial term of this Lease. The renewal shall be upon the same terms and conditions as contained in this Lease, except as follows:
                  (a) For the first 5 year renewal period, the annual rent per square foot shall be the lesser of $28.00 or the average of the rent then paid by 2 of Landlord's existing tenants, Biomira USA, Inc. at 1002 Eastpark Blvd., Cranbury, NJ, and Pharmacopeia, Inc., at 3000 Eastpark Blvd., Cranbury, NJ or their successors or assigns. In the event either of those tenants, its successor or assigns have vacated the premises, then the rent for the laboratory/office space shall be the lesser of $28.00 or $25.50 times 1 plus the percentage increase in the Consumer Price Index ("CPI") over the initial 10 years of the lease term; and the rent for the executive office space shall be the lesser of $18.43 or $16.75 times 1 plus the percentage increase in the CPI during the same term. The CPI to be used shall be the "All Items" index figures for the N.Y. Northeastern N.J. average of the



                                       41





CPI for All Urban Consumers (revised CPI- U) (1982-1984 = 100) published by the U.S. Department of Labor. The rent for all expansion Phases during both renewal terms shall be as set forth in Paragraph 4.2.
                  (b) For the second 5 year renewal period, the rent per square foot shall be the rent during the first 5 year renewal period increased by 10%.
             41.2 Since the rent payment for at least the first month of the renewal term will have been paid prior to the determination of any applicable rent increase in excess of the Original Base Rent, any increase for months already elapsed after commencement of the renewal term shall be added to the next monthly rent payment then becoming due and payable.
             41.3 The options of the Tenant to renew this Lease are expressly conditioned upon the Tenant delivering to the Landlord a notice, in writing, by certified mail, return receipt requested at least 9 months prior to the date fixed for termination of the original Lease term or any renewal term, provided Landlord will allow Tenant to exercise the option in less than 9 months if Landlord has not first given a notice to Tenant of the pendency of the option.
             41.4 In the event that the Index figure is discontinued the parties shall agree on an equivalent and substituted Cost of Living Index to be applied in the same manner. In the event the parties cannot mutually agree as to a substituted Index, then the issue shall be submitted for arbitration to the American Arbitration Association to take place in New Brunswick or any of its contiguous municipalities, with the cost thereof divided between the parties. If the base year (1982-84 equal to 100) hereinabove referred to with respect to the "Index" shall be changed after the execution of the Lease, appropriate adjustments based on such new Index shall be made so as to have a proper application of the Cost of Living formula.

         42. RIGHT TO LEASE ADDITIONAL SPACE
             42.1 Landlord shall not attempt to rent any other space at 8 Cedar Brook Drive until commencement of the erection of the structural steel. Thereafter, Landlord shall be free to lease space in any area where Tenant is not paying a



                                       42





Reservation Fee, subject to a right of first refusal by Tenant as provided in Paragraph 42.3. Provided Tenant has not given the notice under Paragraph 4.2(i), Landlord shall agree to lease portions of Phase 3 from north to south.
             42.2 If Tenant has leased all of Phase 2 or is paying the Reservation Fee thereon, Tenant shall have, for a 2 year period from the Commencement Date, the right of first refusal pursuant to Paragraph 42.3 for all, or the portion of Phase 3 not then reserved, at the rental rates set forth in paragraph 4.2. However, if Tenant has not leased all of Phase 2 and provides Landlord with the notice required under Paragraph 4.2(i) that it is cancelling its option to lease such space or the 2 year period has expired, and as a result Tenant ceases to pay the Reservation Fee for Phase 2, the right of first refusal with regard to Phase 3 shall immediately terminate and it shall have the right of first offer set forth in Paragraph 42.4.
             42.3 If Landlord negotiates any lease for Phases 2 or 3 or any portion thereof while such space is still subject to Tenant's right of first refusal, it shall give Tenant written notice of same. Tenant shall then have 21 calendar days to notify Landlord that it will lease the space in which the third party is interested, at the rent set forth in Paragraph 4.2. If Tenant declines to exercise its right of first refusal to rent such space, it shall still have the option of reserving that space, by paying Landlord $8/sq. ft., inclusive of common area maintenance and real estate taxes. Such reserved space may only be cancelled upon Tenant giving to Landlord 6 months notice. The provisions for the termination of the Reservation Fee shall also apply to the $8/sq. ft. amount set forth in this subparagraph and in Subparagraph 42.4.
             42.4 If all of Tenant's rights of first refusal have expired, Landlord agrees that Tenant shall still have the right to meet any serious offers to lease space in the building that Landlord makes to other tenants. It is the intent of this Lease that each party will cooperate with the other and keep the other party reasonably advised of its plans with regard to expansion and leasing. In that regard to the extent that Landlord is entertaining a serious offer from a third party



                                       43





to lease any space in the building, it will notify Tenant of same and Tenant shall sign a confidentiality agreement with regard to the details of said lease negotiations. Tenant shall then have a period of 14 calendar days to notify Landlord that it will either meet the third party offer for the space; reserve the space at $8.00/sq. ft., inclusive of common area maintenance and real estate taxes; or reject the offer and allow Landlord to lease said space to the third party on substantially the same terms contained in the original offer. If Tenant reserves said space, it may only cancel upon Tenant giving Landlord 6 months notice. However, if Tenant does cancel, then Landlord shall be free to market that particular space without any further right to offer the space to Tenant in the future.
             42.5 In the event Tenant declines to lease or reserve any expansion Phases, Landlord will make reasonable efforts, without any guarantee of results, to include a clause in any third party tenant's lease that requires that tenant to relocate if Tenant decides to lease the space. If, after Tenant gives notice that it intends to lease the space occupied by the third party tenant, the Landlord is only able to relocate said tenant to new space at a lower than market rent, then Tenant shall either (1) revoke its notice of intention to lease the third party tenant's space; or (2) pay, on a quarterly basis, the differential between the rent the tenant was paying and the lower than market rent the tenant will pay in the space to which it is relocated.

         43. MEMORANDUM OF LEASE
         The parties shall forthwith execute a short form memorandum of this Lease Agreement in recordable form to be recorded upon Landlord's receipt of the first month's rent.



                                       44





                  IN WITNESS WHEREOF, the parties hereto have executed this document on the date first above written.

                                      CEDAR BROOK CORPORATE CENTER, L.P.
WITNESS:


                                      By: /s/ Joseph Stern
-----------------------------            --------------------------------------
                                                                        Landlord


                                      TRANSCELL TECHNOLOGIES, INC.
ATTEST:


                                      By: /s/ Peter Schied
-----------------------------            ---------------------------------------


                                       45






                                   SCHEDULE A
                                   ----------

                                   DESCRIPTION
                                   -----------



                                 G U A R A N T Y


                  FOR  VALUE  RECEIVED,  and as an  inducement  to  CEDAR  BROOK
CORPORATE CENTER, L.P. ("Landlord"), to enter into a certain lease with TRANSCELL TECHNOLOGIES, INC. ("Tenant"), dated September 19, 1996, demising a portion of the premises known as 8 Cedar Brook Drive, Cranbury, New Jersey 08512 ("Lease"), to which this Guaranty is attached, Interneuron Pharmaceuticals, Inc., One Ledgemont Center, Suite 340, 99 Hayden Ave., Lexington, MA 02173 ("Guarantor"), hereby guarantees to Landlord, its successors and assigns, the full performance and observance of all of the covenants, conditions, obligations and agreements in the Lease to be performed and observed by Tenant, its successor and assigns, from the signing of the Lease and for a period of 5 years after the Commencement Date, including the balloon payment referred to in paragraph 3.1(b) of the Lease, and expressly agrees that the validity of this agreement and the obligations of Guarantor hereunder shall be and the same are direct and primary and shall not be terminated, affected or impaired by reason of the assertion by Landlord against Tenant, its successors or assigns, of any of the rights or remedies reserved to Landlord pursuant to the provisions of the Lease or by reason of the waiver by Landlord of, or the failure of Landlord to enforce, any of the terms, covenants, conditions or obligations of Tenant under the Lease, or the granting of any indulgence or extension of time to Tenant, its successors or assigns, all of which may be given or done without notice to Guarantor. Notwithstanding any language to the contrary contained herein, this Guaranty shall not cover, and Interneuron shall not be liable, for the payment of any sums set forth in the Lease which are secured by a letter of credit (including without limitations the sums specified in Paragraph 3.1(a) of the Lease).

                  Landlord shall provide Guarantor with prompt notice of default in the payment of rent, additional rent or any other amounts contained or reserved in said Lease, and notice of a breach of nonperformance of any of the covenants, conditions or agreements contained in the Lease and the opportunity to promptly cure any such default or breach.

                  Guarantor further covenants and agrees that this agreement and guaranty shall remain and continue in full force and effect as to any amendment, modification, renewal or extension of the Lease, to all of which Guarantor hereby consents in advance, provided however and only to the extent same do not increase the term of the lease, the amount of space leased or the rent, and no course of dealing between Landlord, its successors and assigns, and Tenant, its successors and assigns, shall diminish, impair in any respect or abrogate the obligation of Guarantor hereunder except as hereinabove set forth.

                  Guarantor further agrees that its liability hereunder shall be primary and that, in any right of action which shall accrue to Landlord, its successor and assigns, may, at its or their option, proceed against Guarantor without having commenced any action, or having obtained any judgment, against Tenant.

                  Guarantor further represents to Landlord, as an inducement for it to make the Lease, that Guarantor has a financial interest in Tenant; and that the execution and delivery of this guaranty are not in contravention of its charter or by-laws, and have been duly authorized by its Board of Directors, and Guarantor will comply with all requirements of New Jersey law to make the Guaranty valid, subsisting and enforceable in accordance with New Jersey law.

                  Guarantor acknowledges that Tenant, its successors and assigns, may assign the Lease pursuant to Paragraph 10 thereof, and Guarantor hereby agrees that no assignment(s) or transfer(s) of the Lease by Tenant or any succeeding Tenant(s) shall operate to extinguish or diminish the liability of the Guarantor under this Guaranty, and that Guarantor shall, nevertheless, remain fully liable under this Guaranty during the 5 year term of this Guaranty, unless Landlord following any such assignment, shall determine in its sole and absolute judgment that the financial responsibility of such assignee and/or any guarantor of the obligations of such assignee under the Lease are satisfactory to Landlord, and Landlord, in its sole and absolute discretion, shall elect to release the Guarantor from its obligations hereunder. Notwithstanding the above, Landlord agrees that in the event Guarantor (a) sells the Tenant; or (b) the Tenant assigns the Lease pursuant to Paragraph 10 of the Lease; or (c) Tenant becomes a publicly owned company; and the purchasing company, the assignee or the public company, as the case may be, has an amount of cash equal to or greater than the amount of cash possessed by Guarantor at the time the Lease is signed, then this Guaranty shall automatically expire. If the purchasing company, the assignee or the public company has less cash than Guarantor at the time the Lease is signed, but has at lease fifty million dollars in cash, then Landlord shall release Guarantor from this Guaranty if such entity either (1) provides Landlord with an unconditional Letter of Credit, or another form of collateral which is reasonably satisfactory to both Landlord and the lender that financed the Tenant Improvements, for all rent to come due for the balance of the 5 year guarantee period and the balloon payment set forth in Paragraph 3.1(b) of the Lease; or (2) agrees to add to the rent due Landlord in Paragraph 4 of the Lease an additional $3.00/sq. ft. from the date of the sale, assignment or public issue, as the case may be, to the end of the 6th full year of the Lease term. In the event the purchasing company, the assignee or the public company elects option (2), and maintains cash of at least fifty million dollars for 4 consecutive quarters after said election, then the $3.00/sq. ft. additional rent shall decrease to

$1.50/sq. ft. at the start of the 5th quarter and continue at that level until the end of the 6th full year of the Lease term.

                  Guarantor agrees that if during the 5 year term of this Guaranty the Tenant shall become insolvent or shall be adjudged a bankrupt, or shall file a petition for reorganization, arrangement or similar relief under any present or future provision of the United States Bankruptcy Code or the bankruptcy or receivership laws of the United States or the State of New Jersey or if such a petition filed by creditors of Tenant shall be approved by a Court, or if Tenant shall seek a judicial readjustment of the rights of its creditors under any present or future Federal or State law or if a receiver of all of its property and assets is appointed by any State or Federal Court, and in any such proceeding the Lease shall be terminated or rejected, or the obligations of Tenant thereunder shall be modified, Guarantor agrees that it will immediately pay to Landlord or its successors or assigns an amount equal to all fixed, contingent and additional rent accrued (and unpaid) to the date of such termination, rejection or modification, and when due, the rent and additional rent which would have been payable under the Lease during the unexpired portion of the term occurring prior to the fifth anniversary of the Commencement Date, less the aggregate of rentals received by Landlord, its successors and assigns, either from Tenant, or tenants occupying the demised premises or any portion thereon during such unexpired portion of the term occurring prior to the fifth anniversary of the Commencement Date. Any lump sum payment made by Guarantor pursuant to this Paragraph shall be discounted assuming an interest rate of 4%.

                  Guarantor's obligation to make payment in accordance with the terms of this Guaranty shall not be impaired, modified, changed, released or limited in any manner whatsoever by any impairment, modification, change, release or limitation of the liability of Tenant or its estate in bankruptcy resulting from the operation of any present or future provision of the Federal bankruptcy statute or other statute, or from the decision of any court. By execution of the within Guaranty, the Guarantor does hereby covenant, agree and acknowledge that it irrevocably submits to the jurisdiction of the State of New Jersey and agrees that the within Guaranty shall be construed in accordance with the laws of the State of New Jersey in connection with its obligations as Guarantor as in this Guaranty provided.

                  This Guaranty is for the benefit of the Landlord and any present or future bona fide first mortgagee, their successors and assigns, as additional collateral for any present or future mortgage loan to the Landlord.

                  This Guaranty shall be null and void and of no further force or effect after the fifth anniversary of the Commencement Date.

                  IN WITNESS WHEREOF, the parties hereto have hereunto set their hands and seals, or caused these presents to be signed by their proper corporate officers and caused their proper corporate seals to be hereto affixed, the day and year first above written.

ATTEST:                                    INTERNEURON PHARMACEUTICALS, INC.


/s/ Kathy Embriano                         By: /s/ Thomas F. Farb
--------------------------                    ----------------------------